Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-265268) of Centrais Elétricas Brasileiras S.A.—Eletrobras of our report dated April 17, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
Rio de Janeiro, Brazil
April 17, 2025